UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2013

MORGAN’S FOODS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4829 Galaxy Parkway, Suite S, Cleveland, OH		44128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

Morgan’s Foods, Inc. (the “Company”) on April 12, 2013 issued a press release announcing the closing of a $2,104,500 equity investment by Bandera Master Fund L.P. (“Bandera”) in a negotiated and exempt private placement of 1,052,250 Company common shares at the purchase price of $2.00 per share. The Bandera investment was made pursuant to a Share Purchase Agreement (described below), which was dated and closed on April 12, 2013, between the Company and Bandera. A copy of the press release is attached hereto as Exhibit 99.1.

Item 1.01	Entry into a Material Definitive Agreement.

Shareholder Rights Agreement

To facilitate Bandera’s investment, on April 10, 2013, the Company and Computershare Trust Company, N.A., as Rights Agent, amended the Company’s Shareholder Rights Agreement (“Rights Agreement”). The primary effect of the amendment was to amend the definition of who qualifies as an “Acquiring Person” under the Rights Agreement. The Rights Agreement now allows Bandera (or any of its associates or affiliates) to beneficially own in the aggregate not more than 27% of the Company’s issued and outstanding common shares without becoming an Acquiring Person. Please refer to Form 8-A/A filed with the SEC on April 15, 2013 for a further discussion of the Rights Agreement amendment. A copy of the Rights Agreement is attached hereto as Exhibit 10.1 and this summary is qualified in its entirety by Exhibit 10.1.

Share Purchase Agreement

The Company, on April 12, 2013, entered into a Share Purchase Agreement (the “SPA”) with Bandera for the sale of 1,052,250 common shares, without par value, of the Company (the “Bandera Shares”) at $2.00 per share, for a total of $2,104,500. In connection with the transaction, the Company agreed to customary representations and warranties, as well as agreed to enter into the Registration Rights Agreement and Nomination Agreement described below. In addition, in accordance with the SPA, on April 12, 2013, the Company appointed Bandera’s designee, Jefferson Gramm, to fill a vacancy on the Board of Directors. JCP Investment Management, LLC (“JCP”), which is owned and controlled by James C. Pappas, the Company’s Chairman of the Board of Directors, also entered into a Lock-Up Agreement with the Company described below in connection with the Bandera transaction.

The SPA and the related agreements were negotiated by and approved by a Special Committee of the Board of Directors (the “Special Committee”). The Special Committee, comprised of three independent directors (Steven S. Kaufman (chairman), Marilyn Eisele and Bernard Lerner) was formed in October 2012 to, among other things, evaluate and negotiate the possible addition of equity capital to the Company to improve the Company’s capital structure.

A copy of the SPA is attached hereto as Exhibit 10.2 and this summary is qualified in its entirety by Exhibit 10.2.

Registration Rights Agreement

In connection with and as a condition of the SPA, on April 12, 2013, the Company and Bandera entered into a Registration Rights Agreement. The Registration Rights Agreement provides Bandera limited demand registration rights and piggy-back registration rights to require the Company to register Bandera’s common shares for resale. The Registration Rights Agreement remains in effect for three years so long as Bandera and its affiliates own more than 10% of the Company’s common shares. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.3 and this summary is qualified in its entirety by Exhibit 10.3.

Nomination Agreement

In connection with and as a condition of the SPA, on April 12, 2013, the Company and Bandera entered into a Nomination Agreement. The Company agreed to use its best efforts to include one Bandera selected person in the Company’s slate for election to the Board of Directors at the Company’s Annual Meeting of Shareholders. The Nomination Agreement remains in effect for three years so long as Bandera and its affiliates beneficially own at least 21% of the outstanding common shares equity of the Company. A copy of the Nomination Agreement is attached hereto as Exhibit 10.4 and this summary is qualified in its entirety by Exhibit 10.4.

Lock-Up Agreement

In connection with the Bandera transaction, on April 11, 2013, the Company entered into a Lock-Up Agreement with JCP. The Lock-Up Agreement provides that until the earlier of the termination of the Rights Agreement or October 4, 2013 JCP will not buy, sell or otherwise transfer or dispose of Company common shares. A copy of the Lock-Up Agreement is attached hereto as Exhibit 10.5 and this summary is qualified in its entirety by Exhibit 10.5.

Item 3.02	Unregistered Sales of Equity Securities.

On April 12, 2013, pursuant to the SPA, the Company sold 1,052,250 common shares, without par value, of the Company to Bandera at $2.00 per share. The transaction was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The transaction was a negotiated investment by a sophisticated investor who gave customary representations and warranties for investors in private and exempt transactions, including regarding Bandera’s status as an accredited investor and Bandera’s intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The certificate for the Bandera Shares will contain an appropriate legend for restricted securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 11, 2013, as a result of the new Board policy adopted in connection with the Special Committee’s approval of the Bandera transaction to have only one management director (the Chief Executive Officer) serve on the Board and in connection with the closing of the Bandera transaction, Kenneth L. Hignett, the Company’s Senior Vice President, Chief Financial Officer and Secretary, voluntarily resigned from the Company’s Board of Directors. Mr. Hignett’s voluntary resignation creates a new vacancy on the Board of Directors, which the Board of Directors intends to fill in the near future. Mr. Hignett will continue to serve the Company in his capacity as Senior Vice President, Chief Financial Officer and Secretary.

Election of Director

On April 12, 2013, effective on the closing of the Bandera investment and pursuant to the SPA, the Board of Directors elected Jefferson Gramm to fill a vacancy on the Board of Directors created by the resignation of the Company’s former Chairman, Leonard R. Stein-Sapir, on December 31, 2012.

At the present time the Board of Directors has not acted to appoint Mr. Gramm to any Board committees. The Company will file an amendment to this Form 8-K after any appointment of Mr. Gramm to a Board committee.

Mr. Gramm, age 37, has been a Portfolio Manager, Managing Director and Managing Partner of Bandera Partners LLC, a value-oriented investment partnership, and Bandera Partners Management LLC, an affiliate general partner entity, since August 2006. From October 2004 to July 2006, Mr. Gramm was a Managing Director of Arklow Capital, LLC, a hedge fund manager focused on distressed and value investments. Mr. Gramm was with Mellon HBV from June 2002 through September 2004, most recently serving as a Senior Research Analyst. Mr. Gramm served as a director of Peerless Systems Corporation (NASDAQ:PRLS), a provider of software based imaging systems, from June 2009 until November 2010. Mr. Gramm received an MBA from Columbia University in 2003 and a B.A. from the University of Chicago in 1996.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Shareholder Rights Agreement

10.2	Share Purchase Agreement

10.3	Registration Rights Agreement

10.4	Nomination Agreement

10.5	Lock-Up Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013	Morgan’s Foods, Inc. By: /s/ Kenneth L. Hignett Kenneth L. Hignett Senior Vice President, Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Shareholder Rights Agreement (1)

10.2	Share Purchase Agreement

10.3	Registration Rights Agreement

10.4	Nomination Agreement

10.5	Lock-Up Agreement

99.1	Press Release

________________

(1)     Incorporated by reference to Company Form 8-A/A filed with the SEC on April 15, 2013.

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